                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 15, 1999, except with respect to the matters discussed in Note 13, as to which date is August 4, 1999, included in Oracle Corporation's Form 10-K for the year ended May 31, 1999.



/s/ Arthur Andersen L.L.P.
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San Jose, California
February 2, 2000